Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-30862 and Form S-3 No.33-38902) pertaining to the 1988 Stock Option and Stock Appreciation Rights Plan and in the related Prospectus, and in the Registration Statement (Form S-8 No. 33-344489) pertaining to the LIVE Incentive Savings Plan of our report dated April 9, 1997, with respect to the consolidated financial statements and schedule of LIVE Entertainment Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.



Los Angeles, California
April 9, 1997